Exhibit 23-2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 5, 1999 (except for Note 14, as to which the date is March 19, 1999), accompanying the consolidated financial statements and included in the Annual Report of INRAD, Inc. on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of INRAD, Inc. on Form S-8 (Sec File No. 333-17883, effective December 13, 1996.)


Grant Thornton LLP


New York, New York

March 5, 1999